8503 Hilltop Drive
Ooltewah, Tennessee 37363
(423) 238-4171

APPROVED BY: Jeffrey I. Badgley Co-Chief Executive Officer

CONTACT:	Miller Industries, Inc. J. Vincent Mish, Chief Financial Officer (423) 238-4171 Frank Madonia, General Counsel (423) 238-4171 Financial Dynamics Investor Contact: Eric Boyriven (212) 850-5600

MILLER INDUSTRIES REPORTS 2006 SECOND QUARTER RESULTS

CHATTANOOGA, Tennessee, August 8, 2006 - Miller Industries, Inc. (NYSE: MLR) (the “Company”) today announced financial results for the quarter ended June 30, 2006.
For the second quarter of 2006, net sales from continuing operations were $91.9 million, compared with $92.9 million for the second quarter of 2005. Second quarter 2006 net income was $5.5 million, or $0.48 per diluted share, compared with second quarter 2005 net income of $5.2 million, or $0.45 per diluted share, which included a loss from discontinued operations of $(34,000), or $(0.00) per diluted share.
Costs of operations for the second quarter of 2006 were $78.1 million, compared to $79.5 million in the prior year period. Gross profit for the second quarter of 2006 rose to $13.9 million from $13.5 million in the second quarter of 2005. As a percentage of net sales, gross margin was 15.1% in second quarter 2006, versus 14.5% in the prior year period. The increase in gross margin over the prior year period reflects cost reductions and past pricing actions, which have helped negate the effects of raw material and energy-related cost increases over the last year.
For the second quarter of 2006, selling, general and administrative expenses were $6.4 million compared to $6.2 million for the prior year period. As a percentage of net sales, selling, general and administrative expenses were 7.0% for the second quarter of 2006, compared to 6.6% in the prior year

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period. The increase in selling, general and administrative expenses primarily reflects the recognition of compensation expense as prescribed by new accounting rules, as well as other personnel-related expenses.
For the 2006 second quarter, the Company reported operating income (earnings before interest and taxes) of $7.5 million, or 8.1% of net sales, compared with $7.3 million for the second quarter of 2005, or 7.9% of net sales.
Interest expense for the Company’s continuing operations in the second quarter of 2006 was $968,000, compared to $1.2 million in the second quarter of 2005, reflecting the Company’s reduction of its debt levels, as well as lower interest rates. Total senior and junior debt at June 30, 2006, was approximately $15.6 million, down from $15.9 million at March 31, 2006, and $16.3 million at December 31, 2005.
For the six-month period ended June 30, 2006, net sales rose 9.1% to $185.4 million compared to $169.8 million in the prior year period. For the first half of 2006, the Company reported net income of $11.4 million, or $0.99 per diluted share, compared to net income for the first half of 2005 of $7.2 million, or $0.64 per diluted share, which included a loss from discontinued operations of $(80,000), or $(0.00) per diluted share.
“We are pleased with our results in the second quarter, which have continued the solid level of performance we have achieved over the last year,” stated Jeffrey I. Badgley, President and Co-CEO of the Company.  “We continued to see strong overall demand from our customer base and our backlog levels remain healthy. Through our on-going cost containment initiatives, as well as past pricing actions, we were able to maintain a 15% plus gross margin level, and our 7.3% increase in net income demonstrates the leverage we have built into our business over the past year. We achieved this performance despite substantial and ongoing price pressure from our suppliers across a wide range of materials, including aluminum, steel and all petroleum-related products. ”
Mr. Badgley continued, “We are pleased with the progress we have made on our facility modernization projects, which will allow us to more efficiently face the challenges of the marketplace in the future.  We look forward to seeing the operational and financial benefits of these projects as they are completed. Additionally, in May we attended our major Florida trade show, the industry’s largest annual gathering, where we introduced a number of new

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products that received very positive feedback from our customers. We remain committed to maintaining our position as the world’s largest manufacturer of towing and recovery equipment with the most innovative and highest quality products in the industry, and given our current order and backlog levels look forward to continued profitability for the remainder of the year.”

In conjunction with this release, Miller Industries will host a conference call, which will be simultaneously broadcast live over the Internet. Management will host the call, which is scheduled for tomorrow, August 9, 2006, at 10:00 AM ET. Listeners can access the conference call live and archived over the Internet through a link at:
http://www.videonewswire.com/event.asp?id=35143http://www.videonewswire.com/event.asp?id=35132

Please allow 15 minutes prior to the call to visit the site, download, and install any necessary audio software. A replay of this call will be available approximately one hour after the live call ends through August 16, 2006. The replay number is (800) 642-1687, Passcode 4005999.

Miller Industries is the world’s largest manufacturer of towing and recovery equipment, and markets its towing and recovery equipment under a number of well-recognized brands, including Century, Vulcan, Chevron, Holmes, Challenger, Champion, Jige, Boniface and Eagle.

Certain matters set forth in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding future events and developments and the Company’s future performance, as well as management’s expectations, beliefs, plans, guidance, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. The words “looking forward,” “believe,” “expect,” “likely,” “should” and similar expressions identify forward-looking statements. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement. These risks and uncertainties include risks related to the cyclical nature of our industry, general economic conditions and the economic health of our customers; our dependence on outside suppliers of raw materials and recent increases in the cost of aluminum, steel, petroleum-related products and other raw materials; the need to service our indebtedness; and those risks discussed in the Company’s filings with the Securities and Exchange Commission, including those risks discussed under the caption “Risk Factors” in the Company’s Form 10-K for fiscal 2005, which discussion is incorporated herein by this reference. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only for the date the statements were made. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of future events, new information or otherwise.

MILLER INDUSTRIES REPORTS 2006 SECOND QUARTER RESULTS	PAGE 4

Miller Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,

	2006	2005	% Change	2006	2005	% Change
NET SALES	$91,923	$92,938	-1.1%	$185,359	$169,834	9.1%

COSTS AND EXPENSES:

COST OF OPERATIONS	78,062	79,461	-1.8%	157,353	147,375	6.8%

SELLING, GENERAL AND	6,400	6,175	3.6%	12,984	11,681	11.2%
ADMINISTRATIVE EXPENSES

INTEREST EXPENSE, NET	968	1,200	-19.3%	1,802	2,363	-23.7%

TOTAL COSTS AND EXPENSES	85,430	86,836	-1.6%	172,139	161,419	6.6%

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	6,493	6,102	6.4%	13,220	8,415	57.1%

INCOME TAX PROVISION	951	903	5.3%	1,795	1,145	56.8%

INCOME FROM CONTINUING OPERATIONS	5,542	5,199	6.6%	11,425	7,270	57.2%

DISCONTINUED OPERATIONS:
LOSS FROM DISCONTINUED OPERATIONS,
BEFORE TAXES	-	(34)	-100.0%	-	(80)	-100.0%

INCOME TAX PROVISION	-	-	0.0%	-	-	0.0%
LOSS FROM DISCONTINUED OPERATIONS	-	(34)	-100.0%	-	(80)	-100.0%

NET INCOME	$5,542	$5,165	7.3%	$11,425	$7,190	58.9%

BASIC INCOME PER COMMON SHARE:
INCOME FROM CONTINUING OPERATIONS	$0.49	$0.46	6.5. %	$1.01	$0.65	55.4%

LOSS FROM DISCONTINUED OPERATIONS	-	-	0.0%	-	-	0.0%

BASIC INCOME	$0.49	$0.46	6.5%	$1.01	$0.65	55.4%

DILUTED INCOME PER COMMON SHARE:
INCOME FROM CONTINUING OPERATIONS	$0.48	$0.45	6.7%	$0.99	$0.64	54.7%

LOSS FROM DISCONTINUED OPERATIONS	-	-	0.0%	-	-	0.0%

DILUTED INCOME	$0.48	$0.45	6.7%	$0.99	$0.64	54.7%

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	11,337	11,197	1.3%	11,323	11,195	1.1%
DILUTED	11,593	11,401	1.7%	11,596	11,409	1.6%